                         INVESTMENT SUB-ADVISORY AGREEMENT
                              (GLOBAL BOND PORTFOLIO)

     THIS AGREEMENT, made as of the 1st day of May, 1998, by and between Advantus Capital Management, Inc., a Minnesota corporation, registered as an Investment Adviser under the Investment Advisers Act of 1940 (the "Adviser") and Julius Baer Investment Management Inc., a Delaware corporation, registered as an Investment Adviser under the Investment Advisers Act of 1940 (the
"Sub-Adviser").

     WHEREAS, the Adviser is the Investment Adviser to Advantus Series Fund, Inc., (the "Fund"), an open-end diversified management investment company organized as a series fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish it with portfolio selection and related research and statistical services in connection with the Adviser's investment advisory activities on behalf of the Fund's Global Bond Portfolio (hereinafter "Portfolio"), and the Sub-Adviser desires to furnish such services to the Adviser;

     NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, it is agreed as follows:

     1.   APPOINTMENT OF SUB-ADVISER

     In accordance with and subject to the Investment Advisory Agreement between the Fund and the Adviser dated May 1, 1998, the Adviser hereby appoints the Sub-Adviser to perform portfolio selection services described herein for investment and reinvestment of the Portfolio, subject to the control and direction of the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Adviser accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

     2.   OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE SUB-ADVISER

     (a) The Sub-Adviser shall provide the following services and assume the following obligations with respect to the Portfolio of the Fund:

          (1) The investment of the assets of the Portfolio shall at all times be subject to the applicable provisions of the Articles of Incorporation, the Bylaws, the Registration Statement, the current Prospectus and the Statement of Additional Information of the Fund and shall conform to the investment objectives, policies and restrictions of the Portfolio as set forth in such documents and as interpreted from time to time by the Board of Directors of the Fund and by the Adviser, including diversification of the holdings of the Portfolio as a segregated asset account in accordance with Section 817 of the Internal Revenue Code, as amended (the "Code"), and Regulation
               Section 1.817-5 thereunder, provided that Advantus and Minnesota Mutual shall be responsible for ensuring that the Fund as a whole is "adequately diversified" if and to the extent required by
               Section 817(h) of the Code and Regulation 1.817-5 thereunder. Within the framework of the investment objectives, policies and restrictions of the Portfolio, and subject to the supervision of the Adviser, the Sub-Adviser shall formulate and implement an overall continuing program for managing the investment of the assets of the Global Bond Portfolio, and shall amend and update such program from time to time as financial and other economic conditions warrant. Advantus agrees to promptly inform the Sub-Adviser if such objective, policies or restrictions change and to deliver to the Sub-Adviser updated documents, if prepared.

          (2) In carrying out its obligations to manage the investments and reinvestments of the assets of the Portfolio, the Sub-Adviser shall: (1) obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies, governments or industries the securities of which are included in the Portfolio or are under consideration for inclusion therein; (2) formulate and implement a continuous investment program for the Portfolio consistent with the investment objective and related investment policies for such Portfolio as set forth in the Fund's registration statement, as amended; (3) make all determinations with respect to managing the investment of the international component (as described in the Prospectus) of the assets of the Global Bond Portfolio; (4) determine allocation of assets of the Global Bond Portfolio among domestic and international components; (5) manage currency and foreign exchange position with respect to all components of the assets and (6) take such steps as are necessary to implement the aforementioned investment program by purchase and sale of securities including the placing, or directing the placement through an affiliate of the Sub-Adviser, of orders for such purchases and sales.

          (3) In connection with the purchase and sale of securities of the Portfolio, the Sub-Adviser shall arrange for the transmission to the Adviser and the Custodian for the Fund on a daily basis such confirmation, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Portfolio. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Custodian of the Portfolio. The Sub-Adviser shall render such reports to the Adviser and/or to the Fund's Board of Directors concerning the investment activity and portfolio composition of the Portfolio in such form and at such intervals as the Adviser or the Board may from time to time require.

          (4) The Sub-Adviser shall, in the name of the Fund, place or direct the placement of orders for the execution of portfolio transactions in accordance with the policies with respect thereto, as set forth in the Fund's Registration Statement, as amended from time to time, and under the 1933 Act and the 1940 Act. In connection with the placement of orders for the execution of the Fund's portfolio transactions, the Sub-Adviser shall create and maintain all necessary brokerage records of the Fund in accordance with all applicable law, rules and regulations, including but not limited to, records required by
               Section 31(a) of the 1940 Act. All records shall be the property of the Fund and shall be available for inspection and use by the Securities and Exchange Commission, the Fund or any person retained by the Fund. Where applicable, such records shall be maintained by the Sub-Adviser for the period and in the place required by Rule 31a-2 under the 1940 Act.

          (5) In placing orders or directing the placement of orders for the execution of portfolio transactions, the Sub-Adviser shall select brokers and dealers for the execution of the Portfolio's transactions. In selecting brokers or dealers to execute such orders, the Sub-Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Sub-Adviser's investment research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Portfolio or the Sub-Adviser's overall responsibilities to the Sub-Adviser's discretionary accounts.

     (b) The Sub-Adviser shall use the same skill and care in providing services to the Fund as it uses in providing services to fiduciary accounts for which it has investment responsibility. The Sub-Adviser will conform with all applicable rules and regulations of the Securities and Exchange Commission.

     3.   EXPENSES

     During the terms of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement.

     4.   COMPENSATION

     In payment for the investment sub-advisory services to be rendered by the Sub-Adviser in respect of the Portfolio hereunder, the Adviser shall pay to the Sub-Adviser as full compensation for all services hereunder a fee computed at an annual rate which shall be a percentage of the average daily value of the net assets of the Portfolio. The fee shall be accrued daily and shall be based on the net asset values of all of the issued and outstanding shares of the Portfolio as determined as of the close of each business day pursuant to the Articles of Incorporation, Bylaws and currently effective Prospectus and Statement of Additional Information of the Fund. The fee shall be payable in arrears on the last day of each calendar month.

     The amount of such annual fee, as applied to the average daily value of the net assets of the Portfolio shall be as described in the schedule below:

                    ASSETS                                   FEE

          Total Global Bond Portfolio Assets                .30%

     5.   RENEWAL AND TERMINATION

     This Agreement shall continue in effect for a period more than two years from the date of this Agreement, only so long as such continuance is specifically approved at least annually by a vote of the holders of the majority of the outstanding voting securities of the Portfolio, or by a vote of the majority of the Fund's Board of Directors. And further provided that such continuance is also approved annually by a vote of the majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons of parties hereto, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time without payment of penalty: (i) by the Fund's Board of Directors or by a vote of a majority of the outstanding voting securities of the class of capital stock of the Portfolio on sixty days' prior written notice, or (ii) by either party hereto upon sixty days' prior written notice to the other. This Agreement will terminate automatically upon any termination of the Investment Advisory Agreement between the Fund and the Adviser or in the event of its assignment. The terms "interested person," "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

     6.   GENERAL PROVISIONS

     (a) The Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability for any error of judgment or mistake of law or for any loss arising out of any investment or other act or omission in the performance by the Sub-Adviser of its duties under this Agreement or for any loss or damage resulting from the imposition by any government or exchange control restrictions which might affect the liquidity of the Portfolio's assets, or from acts or omissions of custodians or securities depositories, or from any war or political act of any foreign government to which such assets might be exposed, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Fund or to its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the Sub-Adviser's reckless disregard of its obligations and duties hereunder.

     (b) The Adviser and the Fund's Board of Directors understand that the value of investments made for the Account may go up as well as down, is not guaranteed and that investment decisions will not always be profitable. The Adviser has not made and is not making any guarantees, including any guarantee as to any specific level of performance of the Portfolio. The Adviser and the Fund's Board of Directors acknowledge that this Portfolio is designed for the described investment objective and is not intended as a complete investment program. They also understand that investment decisions made on behalf of the Portfolio by Sub-Adviser are subject to various market and business risks.

     (c) This Agreement shall not become effective unless and until it is approved by the Board of Directors of the Fund, including a majority of the members who are not "interested persons" to parties to this Agreement, by a vote cast in person at a meeting called for the purpose of voting such approval, and by a majority of the outstanding voting securities of the class of capital stock of the Portfolio.

     (d) The Adviser understands that the Sub-Adviser now acts, will continue to act, or may act in the future, as investment adviser to fiduciary and other managed accounts, including other investment companies, and the Adviser has no objection to the Sub-Adviser so acting, provided that the Sub-Adviser duly performs all obligations under this Agreement. The Adviser also understands that the Sub-Adviser may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which the Sub-Adviser or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

     (e) Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or the right of any of its officers, directors or employees who may also be an officer, director or employee of the Fund, or persons otherwise affiliated with the Fund (within the meaning of the 1940 Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

     (f) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (g) Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the appropriate party at the following address: The Adviser and the Fund at 400 Robert Street North, St. Paul, Minnesota 55101-2098, and the Sub-Adviser at Julius Baer Investment Management, Inc., 330 Madison Avenue, 12th Floor, New York, New York 10017, Attention: Mr. Jay Dirnberger.

     (h) Sub-Adviser agrees to notify Adviser of any change in Sub-Adviser's officers and directors within a reasonable time after such change.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

ADVANTUS CAPITAL MANAGEMENT, INC.


By:
   ------------------------------

Its:
   ------------------------------

Date:
   ------------------------------


JULIUS BAER INVESTMENT MANAGEMENT INC.


By:
   ------------------------------

Its:
   ------------------------------

Date:
   ------------------------------

                                     SCHEDULE A
                                       TO THE
                           INVESTMENT ADVISORY AGREEMENT
                              AMENDED JANUARY 14, 1998

     As compensation for the services to be rendered and the charges and expenses to be assumed and paid by the Adviser, each Portfolio shall pay the Adviser an annual fee based on the average daily net asset value of the respective Portfolio in accordance with Section 3 of the Investment Advisory Agreement and the following schedule:


PORTFOLIO                                                     FEE RATE
-------------------------------------------------------------------------------------
Growth Portfolio                                                0.50%
Bond Portfolio                                                  0.50%
Money Market Portfolio                                          0.50%
Asset Allocation Portfolio                                      0.50%
Mortgage Securities Portfolio                                   0.50%
Index 500 Portfolio                                             0.40%
Capital Appreciation Portfolio                                  0.75%
International Stock Portfolio                 1.00% on the first $10 million in assets
                                              0.90% on the next $15 million in assets
                                              0.80% on the next $25 million in assets
                                              0.75% on the next $50 million in assets
                                              0.65% on the next $100 million in assets
Small Company Portfolio                                         0.75%
Maturing Government Bond-1998 Portfolio       0.05% from inception to April 30, 1998
                                              0.25% from May 1, 1998 and thereafter
Maturing Government Bond-2002 Portfolio       0.05% from inception to April 30, 1998
                                              0.25% from May 1, 1998 and thereafter
Maturing Government Bond-2006 Portfolio                         0.25%
Maturing Government Bond-2010 Portfolio                         0.25%
Value Stock Portfolio                                           0.50%
Small Company Value Portfolio                                   0.75%
International Bond Portfolio                                    0.60%
Index 400 Mid-Cap Portfolio                                     0.40%
Micro-Cap Value Portfolio                                       1.25%
Macro-Cap Value Portfolio                                       0.70%
Micro-Cap Growth Portfolio                                      1.10%
Global Bond Portfolio                                           0.60%
Real Estate Securities Portfolio                                0.75%

                                         A-1